EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 2 to Registration Statement 333-33977 of Equity One, Inc. and subsidiaries on Form S-11 of our report dated February 15, 1997 (July 15, 1997 as to Note 10) appearing in the Prospectus relating the consolidated financial statements of Equity One, Inc. as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996, which is part of this Registration Statement, and of our report dated February 15, 1997 relating to the financial statement schedule appearing elsewhere in this Registration Statement.

We also consent to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.


Deloitte & Touche LLP


Miami, Florida
October 10, 1997

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INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 2 to Registration Statement 333-33977 of Equity One, Inc. and subsidiaries on Form S-11 of our report dated October 1, 1997 relating to the statement of revenues and certain expenses of Lantana Village Square for the year ended December 31, 1996 appearing elsewhere in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.


Deloitte & Touche LLP


Miami, Florida
October 10, 1997

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 2 to Registration Statement 333-33977 of Equity One, Inc. and subsidiaries on Form S-11 of our report dated July 22, 1997 relating to the statement of revenues and certain expenses of West Lake Plaza Shopping Center for the period from January 1, 1996 through November 5, 1996 appearing elsewhere in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.


Deloitte & Touche LLP


Miami, Florida
October 10, 1997